UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 23, 2007

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584
(Commission File Number)

22 Cherry Hill Drive Danvers, MA 01923
(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, we announced the appointment of Dr. David M. Weber as our Chief Operating Officer, effective immediately. Dr. Weber was appointed to serve until the first meeting of the directors following the next annual meeting of stockholders (or special meeting in lieu thereof), and thereafter until his successor is elected and qualified.

From April 2005 until April 2007, Dr. Weber served as General Manager, Aviation Business at GE Security - Homeland Protection where he led GE Security’s Aviation and Transportation Business and was responsible for product development, marketing and sales. From June 2004 until April 2005, he served as General Manager, MR Marketing at General Electric Healthcare where he was responsible for strategic product planning, go-to-market and product launch activities including developing product roadmaps and introducing new product technologies to the market, and from March 2001 until April 2005, he served as Manager, Global High Field MR Business, General Electric Medical Systems where he was responsible for new product planning and development. Dr. Weber is 46 years old.

Dr. Webber’s starting salary will be $250,000 per year. He received a $12,000 signing bonus. In addition, Dr. Webber will be eligible for an annual bonus with a target pay-out of $100,000. The bonus will be based on personal and company objectives that will be established during the first 30 days of Dr. Weber’s employment. Because information regarding Dr. Weber’s bonus has not been determined as of the date hereof, we will file an amendment to this Form 8-K within four business days after the information becomes available.

Dr. Weber has been granted a stock option to purchase 130,000 shares of our common stock, vesting annually over four years.  The stock option has an exercise price equal to the closing price of our common stock on the date of grant, April 23, 2007.  Dr. Weber has executed our standard employment, nondisclosure and noncompetition agreement, which contain customary provisions relating to the handling of proprietary information and assignment of inventions, as well as restrictions on competition and solicitation during the period of employment and for two years post-termination. In addition, the agreement provides that we may terminate Dr. Weber’s employment with or without cause, but in the case of a termination without cause more than six months after the date employment begins, we are required to provide 28-days’ prior notice.

Dr. Weber will also be entitled to participate in our other employee benefit plans, including medical, dental, life, long and short-term disability insurance plans and our 401(k) plan, on the same terms as other employees.

Item 7.01 Regulation FD Disclosure.

A copy of the press release we issued announcing Dr. Weber’s appointment is set forth as Exhibit 99.1 and is incorporated by reference herein. The information contained in this Item 7.01 and Item 9.01 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Title

99.1	Press Release dated April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Daniel J. Sutherby
Daniel J. Sutherby
Chief Financial Officer

Date: April 23, 2007

EXHIBIT INDEX

Number	Title

99.1	Press Release dated April 23, 2007.